UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2009
Date of Report (Date of earliest event reported)

Reed’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

13000 South Spring Street, Los Angeles, California 90061
(Address of principal executive offices)
(Zip Code)

(310) 217-9400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reed’s, Inc.

Some portions of this Current Report on Form 8K, particularly those describing Reed's, Inc.’s goals and strategies, contain ``forward-looking statements.'' These forward-looking statements can generally be identified as such because the context of the statement will include words, such as ``expects,'' ``should,'' ``believes,'' ``anticipates'' or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While Reed's, Inc. is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include difficulty in marketing its products and services, maintaining and protecting brand recognition, the need for significant capital, dependence on third party distributors, dependence on third party brewers, increasing costs of fuel and freight, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of Reed's, Inc., its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed's, Inc. that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-K  and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed's, Inc. undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Series B Convertible Preferred Stock

Effective April 28, 2009, Reed’s Inc., a Delaware corporation (“Reed’s”) filed its Certificate of Designation of Series B Convertible Preferred Stock with the Delaware Secretary of State, designating one hundred fifty thousand (150,000) of its authorized shares of Preferred Stock of the company as Series B Convertible Preferred Stock (the “Series  B Preferred”). Our Board of Directors expects that it will amend this document to revise the conversion rate as well as the trading price that will trigger a mandatory conversion prior to the issuance of any shares of Series B Preferred based on the prevailing market conditions at the time of sale.  The Series  B Preferred  is subject to the following rights and preferences:

Ranking. With respect to the payment of dividends and amounts upon liquidation, the Series  B Preferred will rank equally with any other class or series of our stock that ranks on a par with the Series B Preferred in the payment of dividends and in the distribution of assets on any dissolution, winding-up and liquidation of Reed’s, if any, which we refer to as “Parity Stock,” will rank senior to our common stock and any other class or series of our stock over which the Series B Preferred has preference or priority in the payment of dividends or in the distribution of assets on any dissolution, winding-up and liquidation of Reed’s, which we refer to as “Junior Stock,” and will rank junior, in all matters expressly provided, to our preferred stock designated as Series A Convertible Preferred stock and any class or series of capital stock of Reed’s specifically ranking by its terms senior to the Series B Preferred “Senior Stock”.

Dividends. Subject to the prior payment in full of any dividends to which any Senior Stock is entitled pursuant to the Certificate of Incorporation, the holders of the Series B Convertible Preferred  shall be entitled to receive dividends payable in cash or in stock, which dividends shall be cumulative and non-compounding and accrue on a daily basis from the date on which a particular share of Series B Preferred is issued, at an annual rate equal to eight percent (8%) of the original purchase price of $10.00.

Conversion Rights.  Each share of the Series B Preferred will be convertible at the election of the holder into shares of our common stock by dividing the $10.00 stated value of the Series B Preferred by a conversion price, which will initially be $2.00. The conversion rate will ultimately be decided at the time of sale based on prevailing market conditions. Our Board of Directors at that time expects to amend this document to revise the conversion price. The conversion price will be adjusted to reflect subdivisions or combinations of our common stock such as stock splits, stock dividends, recapitalizations or reverse splits.

Mandatory Conversion at Our Option. At any time after the original purchase date, if the closing price of our common stock as reported by the principal exchange or quotation system on which such common stock is traded or reported equals or exceeds $3.00 per share (Or whatever trigger price is ultimately set at the time of sale of these Series B Preferred Stock.) of common stock, then we shall have the right to cause all (but not less than all) outstanding shares of Series B Preferred Stock to be automatically converted into shares of common stock.

           Mandatory Redemption.  At any time after the second anniversary of the original purchase date, we may redeem all, but not less than all,  of  the outstanding shares of Series B Preferred at our sole discretion, at a price equal to the greater of (i) one hundred ten percent (110%) of the original purchase price, plus an amount equal to any unpaid and accrued dividends and (ii) the Fair Market Value of such number of shares of common stock which the holder of the redeemed Series B Preferred would be entitled to receive had the redeemed Series B Preferred been converted immediately prior to the redemption.

Voting. Holders of the Series B Preferred will have no voting rights, except as required by law.

Liquidation.  In the event of any liquidation, dissolution or winding up of Reed’s, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of Reed’s and all amounts due and owing to the holders of outstanding shares of Senior Stock, if any, each holder of Series B Preferred, before any distribution or payment is made upon any Junior Stock, shall be entitled to receive, out of our assets legally available for distribution to stockholders, an amount equal to the sum of (A) the original purchase price of such shares of Series B Preferred plus (B) an amount equal to any unpaid and accrued dividends thereon up to and including the date of the liquidation event and (ii) if such share of Series B Preferred were then convertible into common stock, such amount which the holder of Series B Preferred would be entitled to receive in connection with a liquidation event if such holder had converted his, her or its Series B Preferred immediately prior to the occurrence of the liquidation event.

Anti-Dilution Rate Adjustment.  The conversion rate will be adjusted, without duplication, if certain events occur:

Adjustments for Subdivisions or Combinations of Common Stock.  In the event the outstanding shares of common stock shall be subdivided by stock split, stock dividend or otherwise, into a greater number of shares of common stock, the conversion price of the Series B Preferred then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of common stock shall be combined or consolidated into a lesser number of shares of common stock, the conversion price of the Series B Preferred then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                   Adjustments for Non-Cash Dividends and Other Distributions.  In the event Reed’s makes, or fixes a record date for the determination of holders of common stock entitled to receive, any distribution (excluding repurchases of securities by the corporation not made on a pro rata basis) payable in property or in securities of Reed’s other than shares of common stock, then and in each such event the holders of Series B Preferred shall receive, at the time of such distribution, the amount of property or the number of securities of Reed’s that they would have received had their Series B Preferred been converted into common stock on the date of such event.

Adjustments for Reorganizations, Reclassifications or Similar Events.  If the common stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, reclassification or otherwise, then each share of Series B Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of common stock of Reed’s deliverable upon conversion of such shares of Series B Preferred shall have been entitled upon such reorganization, reclassification or other event.

The foregoing description of the Series B Certificate is qualified in its entirety by reference to the Certificate of Designation of Series B Convertible Preferred which is attached to this Current Report as Exhibit 3.1.

Item 8.01    Other Events.

On  May 4, 2009, in a press release, Reed’s, Inc., a Delaware corporation (“Reed’s”) announced that it filed a registration statement on Form S-3 for its 8% Series B Convertible Preferred Stock ( “Series B Preferred”), amending the Registration Statement  on Form S-1 that it had  previously filed with the Securities and Exchange Commission in January of this year.  Under the proposed terms of the revised rights offering, Reed’s anticipates that it will distribute, at no charge to its existing holders of its common stock, on the record date nontransferable subscription rights to purchase shares of Reed’s Series B Preferred.  A copy of the news release announcing the filing of the registration statement in connection with the rights offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
3.1	Reed’s Inc. Certificate of Designation of Series B Convertible Preferred Stock
99.1	News Release dated May 4, 2009 entitled “Reed’s Updated Registration Statement”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REED’S, INC.

Dated: May 5, 2009	By:	/s/ Christopher J. Reed
Christopher J. Reed Chief Executive Officer

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